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                                                                   EXHIBIT 10.36


                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of December 14, 1994, by and between Recognition International Inc., a Delaware corporation (the "Company"), and Thomas D. Neitzel (the "Employee").
         The Company desires to continue the employment of the Employee to serve the Company in an executive capacity and to obtain the benefit of the Employee's knowledge, experience and abilities and the Employee is willing to serve in such capacity and continue his employment by the Company.
         Employee represents to the Company (a) that there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful Employee's execution of this Agreement or Employee's employment hereunder, (b) that Employee's execution of this Agreement and Employee's employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Employee is a party or by which Employee is bound, and (c) that Employee is free and able to execute this Agreement and to enter into employment by the Company.
         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto hereby agree as follows:
         1. Employment Agreements. This Agreement supersedes and replaces in all respects the agreement between the parties hereto dated June 1, 1994.
         2. Position and Responsibilities. During the Employment Period (as hereinafter defined), the Company shall employ the Employee and the Employee shall serve the Company in an executive capacity performing the functions as shall be designated by the Chief Executive Officer of the Company or attendant to the office that he may hold from time to time. The Employee shall devote his full business time to the business and affairs of the Company and the promotion of its interests and perform all duties and services on behalf of the Company necessary to carry out such functions.





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         3.      Employment Period.
         3.1. The Employment Period shall mean the period commencing as of the date of this Agreement and continuing until terminated by the Company pursuant to paragraph 3.2 hereof or terminated by the Employee.
         3.2 The Company shall have the right in its sole discretion, on written notice to the Employee, to terminate the Employee's employment with or without Cause (as defined in Paragraph 5.5), such termination to be effective as of the date on which notice is given or as of such later date otherwise specified in the notice.
         4.      Compensation.
         4.1. The Company shall pay to the Employee for the services to be rendered by the Employee hereunder a base salary at the rate per month determined by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The base salary will be reviewed at least annually by the Committee and may be adjusted at any time in the sole discretion of the Board of Directors or the Committee. The term "Base Salary" as used in this Agreement shall mean, at any point in time, the Employee's monthly base salary at such time.
         4.2. The Employee shall be eligible to receive an annual bonus payment pursuant to the Company's executive bonus plan as in effect from time to time (the "Executive Bonus Plan"). A targeted bonus for the Employee shall be established annually and shall be earned based on the achievement of performance goals to be established by the Committee. The term "Targeted Bonus" as used in this Agreement shall mean, at any point in time, the Employee's targeted bonus under the Executive Bonus Plan at such time.
         4.3. During the Employment Period, the Employee shall be entitled to participate fully in any benefit plans, programs, policies and fringe benefits which are made available to the corporate officers of the Company generally.
         5.      Severance Pay upon Termination of Employment without Cause.
         5.1 In the event that (i) the Company terminates the Employee's employment for any reason other than for Cause and at a time when Employee is not eligible to receive benefits under the





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Company's Long Term Disability Plan; or (ii) the Employee terminates his employment as a result of any of the following reasons: (A) without the Employee's consent the Company materially diminishes the scope of the Employee's duties, assigns to the Employee duties materially inconsistent with his designated position, or reduces the Employee's Base Salary or Targeted Bonus to an amount less than previously determined or established by the Committee, or (B) the Company breaches any of its material obligations under this Agreement and such breach is not cured within 30 days after written notice thereof by the Employee; then the Company shall pay the Employee severance payments in an amount equal to the sum of the (x) Employee's annualized Base Salary in effect at the time of such termination, and (y) an amount equal to the Employee's Targeted Bonus for the fiscal year in which such termination occurs (provided, however, that if the basis for Employee's termination is the reduction in his Base Salary or the reduction of his Targeted Bonus, the severance pay shall be based on the Base Salary and the Targeted Bonus in effect prior to such reduction). The severance payments shall be made in installments over a period of 12 months. Notwithstanding the foregoing, if the Employee terminates his employment pursuant to clause (ii) above, he shall be entitled to the severance payments provided for in this paragraph only if he gives written notice to the Company of his termination of employment within 30 days after the occurrence of the event or events specified in clause (ii) on which he bases his termination and such notice specifies such event or events.
         5.2 Except as provided in Section 5.3 hereof, the severance payments provided for in Paragraph 5.1 of this Agreement shall be in lieu of all severance payments or benefits to which the Employee might otherwise be entitled under Company severance policies from time to time in effect, except for (i) accrued and unpaid Base Salary to the date of termination, (ii) any bonus due with respect to fiscal years completed as of the date of termination pursuant to the Executive Bonus Plan, (iii) payments made in lieu of accrued vacation as provided for in the Company's vacation policies, and (iv) benefits payable or available to the Employee pursuant to the Company's Executive Benefit Plan. Nothing contained in the





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foregoing shall be construed so as to affect the Employee's rights or the
Company's obligations relating to agreements or benefits which are unrelated to termination of employment.
         5.3 Parachute Payment Agreement. The provisions of this Section 5.3 of the Agreement set forth certain terms of an agreement reached between the Employee and the Company regarding the Employee's rights and obligations upon the occurrence of a Change in Control (as defined in Paragraph 5.5) of the Company. These provisions are intended to assure and encourage in advance the Employee's continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such event. These provisions shall terminate and be of no further force or effect on the earlier of (i) five (5) years after the occurrence of a Change in Control, or
(ii) the date that the Employee attains age 65.
         5.3A Potential Change in Control. Subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control (as defined in Paragraph 5.5), the Employee will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the occurrence of such Potential Change in Control, (ii) the termination of his employment by reason of his inability, due to illness, accident or other physical or mental incapacity, to perform his duties for more than one hundred eighty (180) days during any twelve-month period, (iii) his attainment of age 65, or (iv) the occurrence of a Change in Control.
         5.3B Change in Control. If within thirty-six (36) months after the occurrence of the first event constituting a Change in Control, the Employee's employment terminates prior to his attainment of age 65, for any reason other than (i) death, (ii) termination by the Company for Cause, (iii) his Voluntary Resignation (as defined in Paragraph 5.5) or (iv) his inability, due to illness, accident or other physical or mental incapacity, to perform his duties for more than one hundred eighty (180) days during any twelve-month period ("Termination"), the Company shall pay Employee in a lump sum an amount equal to the applicable Severance Amount (as defined in Paragraph 5.5).





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         5.3C Stock Options.  Pursuant to the Company's Corporate Incentive
Plan, Stock Option Plan VII, and 1990 Corporate Incentive Plan, the Committee has determined that upon such a Termination, each outstanding Option (as defined by the Plans) held by the Employee shall be fully exercisable (whether or not exercisable on the date of such occurrence). Pursuant to such Plans, the Committee has determined that such a Termination constitutes special circumstances that, in the judgment of the Committee, merits the following increase in the period of exercisability and payment of every Option, Right and Performance Award (as defined by the Plans), except incentive stock options and those Rights related to incentive stock options, held by the Employee at the time of such Termination. Therefore, in the event of such Termination, each outstanding Option, except incentive stock options, held by the Employee shall be exercisable at any time prior to the expiration date of said Option, or within twelve (12) months after such Termination, whichever is the shorter period, each outstanding Right held by the Employee shall be exercisable or payable to the extent and for the period that the Related Option (as defined by the Plans) is or becomes exercisable in accordance with its terms and the deferred installments of each Performance Award payable to the Employee shall become immediately payable in full. This Agreement shall constitute an amendment to each agreement between the Employee and the Company under each Plan.
         5.4 The Severance Amount and benefits provided for in Paragraphs 5.3B and 5.3C of this Agreement shall be in lieu of the severance payments under Paragraph 5.1 and all other payments or benefits to which the Employee might otherwise be entitled under Company severance policies from time to time in effect, except for (i) accrued and unpaid Base Salary to the date of termination, (ii) any bonus due with respect to fiscal years completed as of the date of termination pursuant to the Executive Bonus Plan, (iii) payments made in lieu of accrued vacation as provided for in the Company's vacation policies, and (iv) benefits payable or available to the Employee pursuant to the Company's Executive Benefit Plan. Nothing contained in the foregoing shall be construed so as to affect the





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Employee's rights or the Company's obligations relating to agreements or benefits which are unrelated to termination of employment.
         5.5 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
         "CAUSE" shall mean: (i) neglect, refusal or failure by the Employee (other than by reason of illness, accident or other physical or mental incapacity) in any material respect, to attend to his duties as assigned to him by the Company consistent with this Agreement; (ii) failure by the Employee in any material respect to comply with any of the other terms of this Agreement; (iii) repeated failure by the Employee to follow the established reasonable and material written or other policies, standards and regulations of the Company; (iv) willful engagement by the Employee in gross misconduct injurious to the Company or any of its subsidiaries (including, without limitation, fraudulent misappropriation of Company confidential or proprietary information); or (v) Employee's conviction in a court of law of, or guilty plea or plea of nolo contendere to, any crime that constitutes a felony in the jurisdiction involved; provided, however, that occurrences described in clauses (i), (ii) or (iii) of this paragraph shall not be deemed to constitute "Cause" unless Employee shall have first received written notice from the Chief Executive Officer advising the Employee in reasonable detail of the specific acts or omissions alleged to constitute "Cause" under said clauses, and such act or omission continues after Employee shall have had a reasonable opportunity to cease or correct the acts or omissions so complained of.

         "CHANGE IN CONTROL" shall mean an event which shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i) or (iii) of this paragraph) whose election by





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         the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         "COMPANY" shall mean not only Recognition International Inc. but also its successors by merger or otherwise.

         "POTENTIAL CHANGE IN CONTROL" shall mean an event which shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred.

         "SEVERANCE AMOUNT" shall mean an amount equal to two (2) times the sum of (i) the Employee's annualized Base Salary in effect at the time of such termination and (ii) the Employee's Targeted Bonus for the fiscal year in which such termination occurs (provided, however, that if the basis for Employee's termination is the reduction in his Base Salary or the reduction of his Targeted Bonus, the Severance Amount shall be based on the Base Salary and the Targeted Bonus in effect prior to such reduction); provided, however, that the





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         Severance Amount shall be reduced in value to the maximum amount that can be paid so that the then aggregate present value of all "parachute payments" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended) to which the Employee is entitled does not equal or exceed 300% of the Employee's "annualized includible compensation for the base period." In determining the Severance Amount, there shall be first taken into account any other "parachute payments" to which the Employee is entitled.

         "VOLUNTARY RESIGNATION" shall mean any termination of Employee's employment by his own act, unless such termination follows any change in his position with the Company to a position of lesser authority, any material changes in his duties, any reduction in his Base Salary or Targeted Bonus, any material reduction of his employee benefits, any material increase in the frequency of his travel, or any change in the circumstances of his employment which, in the Employee's good faith judgment, results in his being unable to carry out the duties, authority or powers attached to his position; provided that such change, reduction or increase occurs after the occurrence of a Change in Control, and provided further that any sale of assets of the Company that constitute less than 25% of the Company's assets and less than 25% of the Company's annual revenues for the preceding fiscal year shall not result in a change in the circumstances of Employee's employment with the Company.

                 6. Source and Timing of Payments. All payments provided under this Agreement shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. Employee shall have no right, title, or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and Employee or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company. All payments required to be made to Employee in installments hereunder shall be made over the applicable period in accordance with the Company's normal payroll dates and procedures. All





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payments under this Agreement that are not specified to be paid in installments shall be paid in a lump sum.
         7. Agreement Not To Compete. Provided that the Company has complied in all material respects with this Agreement, the Employee agrees that he will not, prior to the expiration of one year after the date of termination of his employment with the Company, become employed by, or provide services as a consultant or otherwise to, BancTec, Inc., ScanOptics, Inc., or National Computer Services Inc., or any subsidiary, affiliate or successor of any such company. This agreement not to compete shall apply worldwide. Employee acknowledges that the restrictions contained in this paragraph, in view of the nature of the business in which the Company is engaged and Employee's position within the Company, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injuries to the Company.
         8. Company Proprietary Information. Upon termination of Employee's employment for any reason, he will forthwith deliver and assign to the Company all the results of his service as an employee and all documents, records, notebooks and repositories of or containing secret, confidential or proprietary information concerning the Company or its business or affairs, including all copies thereof in his possession or control, whether prepared by him or others. In the absence of permission by the Company, Employee will not at any time during, or after the termination of, his employment reveal, divulge or make known to any person outside the Company's business organization or use for his own account any secret, confidential or proprietary information concerning the Company or its business or affairs known to him (whether or not developed in whole or in part by his efforts). During and after the termination of his employment, Employee will make no use of any such information except for the benefit of the Company.
         9. Injunctive Relief. Employee agrees that the Company will have no adequate remedy at law if he violates any of the terms of Paragraphs 7 or 8 above. In such event, the Company will have the right, in addition to any other right the Company may have, to





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obtain injunctive relief to restrain any breach or threatened breach by the
Employee or specific enforcement of such terms. The Company and the Employee recognize that the terms of such paragraphs may be subject to reformation by a court of equity or by arbitration pursuant to the provisions of Paragraph 15, and it is the Company's and the Employee's agreement and intention that such terms are severable and divisible, and the invalidity of any such term under applicable law shall not affect the enforceability of any of the remaining terms and that any such terms not enforceable in full under applicable law shall be reformed and construed to provide for a scope and duration consistent with the maximum scope and duration enforceable under applicable law.
         10. Tax Withholding. Payments to the Employee of all compensation and other amounts contemplated under this Agreement shall be subject to all applicable legal requirements with respect to the withholding of taxes.
         11. Assignment. Neither this Agreement nor any right, duty, obligation or interest hereunder shall be assignable or delegable by the Employee without the Company's prior written consent; provided, however, that nothing in this paragraph shall preclude the Employee from designating any of his beneficiaries to receive any benefits payable hereunder upon his death or disability, or his executors, administrators, or other legal representatives from assigning any rights hereunder to the person or persons or entities entitled thereto. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon the Employee and his heirs, estate, executors, administrators and legal representatives. The Company shall assign this Agreement to any successor to all or a substantial portion of the Company's business and assets and the Company will require any such successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach





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of this Agreement and shall entitle the Employee to compensation from the
Company in the same amount and on the same terms as he would be entitled to hereunder upon his Termination following a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of Termination.
         12. Headings. The headings of the paragraphs hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.
         13. Notices. All notices under this Agreement shall be in writing and shall be deemed to have been given at the time when delivered by hand or when mailed by registered or certified mail, addressed to the appropriate address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:
         To the Company:

         if by mail:
                 Recognition International Inc.
                 Post Office Box 660204
                 Dallas, Texas 75266
                 Attn:  Secretary

         if by hand:
                 Recognition International Inc.
                 2701 East Grauwyler Road
                 Irving, Texas 75061
                 Attn:  Secretary

         To the Employee:

                 At his home address as shown
                 in the Company's personnel records

provided, however, that any notice of change of address shall be effective only upon receipt.
         14.   Miscellaneous.
                 (a) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Committee or the Board. No waiver by either party hereto at any time of any breach by the





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other party hereto of, or compliance with, any condition or provision of this
Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.
                 (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
                 (c) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
                 (d) This Agreement is not intended to and does not supersede that certain letter agreement regarding the possible reduction in benefits payable by reason of a Change in Control between the Company and the Employee dated January 12, 1994.
                 15.      Arbitration.
         15.1 Any controversy between the parties hereto involving the construction or application of any of the terms, covenants or conditions hereof shall, on the written request of one party served upon the other, be submitted to arbitration, and such arbitration shall be governed by the provisions of the Texas General Arbitration Act, Articles 224 through 238-20 of the Revised Civil Statutes of Texas, as amended from time to time.
         15.2 The parties hereto may agree upon one arbitrator to resolve any controversy, but in the event that they cannot so agree, there shall be three arbitrators, one named in writing by each of the parties with notice thereof to be furnished to the other party within thirty (30) days after demand for arbitration is made, and a third to be chosen by the two so named within thirty (30) days after the appointment of the second arbitrator. If





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either party refuses or neglects to join in the appointment of the arbitrator(s) within the designated period, or if the two arbitrators chosen by the parties are unable to agree on a third arbitrator within the designated period, any arbitrator not so selected shall be appointed by the court on the application of either party in accordance with the provisions of Article 226 of the Revised Civil Statutes of Texas.
         15.3 At the time any dispute hereunder is submitted to arbitration, the parties hereto shall use reasonable efforts to agree on the procedures to govern such arbitration. If the parties hereto are unable to agree on such procedures within thirty (30) days after the designation of the arbitrator(s), the arbitrator(s) shall determine such procedures.
         15.4 All arbitration hearings conducted hereunder, and all judicial proceedings to enforce any of the provisions hereof relating to arbitration, shall take place in Dallas County, Texas and shall be governed by the laws of the State of Texas.
         15.5    Unless the Employee's employment terminates within thirty-six
(36) months after the occurrence of the first event constituting a Change in Control, each party shall be responsible for its own attorneys' fees and expenses and all other expenses incurred by such party in connection with the arbitration, and the other costs and expenses of the arbitration proceeding, including the fees and expenses of the arbitrator(s) themselves, shall be shared equally by the parties. If the Employee's employment terminates within thirty-six (36) months after the occurrence of the first event constituting a Change in Control, the Company will, upon submission of proper documentation, promptly reimburse Employee for his attorneys' fees and expenses, and all other expenses incurred in connection with the arbitration, and shall bear all of the costs and expenses of the arbitration proceeding, including (i) the fees and expenses of the arbitrator(s) themselves, without regard to the outcome of the arbitration proceeding, and (ii) any legal fees and expenses incurred in any legal proceeding to enforce the decision reached in an arbitration proceeding.





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         15.6    The award under any arbitration hereunder shall be made within sixty (60) days of the conclusion of the arbitration. The award shall be in writing and signed by the arbitrator(s) joining in the award and shall be binding upon the parties.
         15.7 Notwithstanding the above, either party shall have the right to seek injunctive relief from a court of competent jurisdiction in order to protect the rights of the parties pending the final award/judgment of the arbitrator.
         16. Conditions to the Company's Obligations. The obligations of the Company hereunder are conditioned upon the Employee executing simultaneously herewith, or having previously executed, the Company's standard form of "Employee Agreement and Assignment of Inventions" attached hereto as Exhibit A. In the event of any conflict between the provisions of this Agreement and the provisions of the Employee Agreement and Assignment of Inventions, this Agreement shall control.
         17. Complete Agreement; Amendments. The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  RECOGNITION INTERNATIONAL INC.


                                  By:    /s/ Robert M. Swartz
                                      -------------------------------


                                  EMPLOYEE


                                  /s/ Thomas D. Neitzel
                                  --------------------------------------
                                  Thomas D. Neitzel





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                                                                      EXHIBIT A

[RECOGNITION LOGO]

                      EMPLOYEE AGREEMENT AND ASSIGNMENT
                                OF INVENTIONS

In consideration of my initial or continued employment by Recognition International Inc. or any of its subsidiaries (collectively, the "Company"), of compensation to be paid to me, and other valuable consideration, I _________________________, hereby agree as follows:

1. I recognize that my position with the Company is one of trust and confidence by reason of access to trade secrets and confidential and proprietary business or technical information which are or may be either applicable to, or related in any way to (i) the business, present or future, of the Company, (ii) the research and development or investigations of the Company, or (iii) the business of any customer of the Company (hereinafter called "Proprietary Information"). Proprietary Information includes, for example and without limitation, trade secrets, processes, formulas, data, algorithms, source code, object code, know-how, improvements, inventions, techniques, marketing plans and strategies, and information concerning customers or vendors. I agree to use my best efforts to protect the Proprietary Information and I shall not, either during or after my employment, directly or indirectly, use for my benefit or for the benefit of another, or disclose to any unauthorized person, firm or corporation, any Proprietary Information without the Company's prior written consent. I agree to abide by the Company's policies and procedures, as established from time to time, for the protection of Proprietary Information.

2. I agree that all memoranda, notes, records, drawings, forms, computer software or listings, business records, manuals, and any other documents and materials made or prepared by me within the scope of my employment or made available to me by the Company are the property of the Company and shall be delivered to the Company upon termination of my employment, or at any time upon request. I agree that the Company is the author of and owns all the copyright rights to any copyrightable works prepared by me within the scope of my employment.

3. I agree that all inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, and know-how, whether or not patentable and whether or not reduced to practice, conceived or learned by me during the period of my employment, either alone or jointly with others (hereinafter call "Inventions") which result to any extent from use of the Company's time, premises or property, or are within the Company's field of interest", are the exclusive property of the Company. The Company's field of interest includes any subject (i) which has been worked on by the Company in the past, or (ii) in which there is, during my employment, work in progress at the Company or projects and other operations planned by the Company for the future. I understand my obligations under this paragraph apply without regard to whether an idea for an invention occurs on the job, at home, or elsewhere and I agree to disclose all Inventions promptly, completely and in writing to the Company.

4. I agree to assist, either during or after my employment, without charge but at the Company's expense, in the preparation, execution and delivery of any documents which may be necessary or desirable, on the Company's opinion, to perfect the right, title and interest of the Company to any Inventions or copyrightable works within the scope of paragraphs 2 and 3 of this Agreement, and to assist in such other proceedings as may be necessary to give effect to the provisions of such paragraphs. Such documents shall include, but are not limited to, disclosures, patent or copyright applications or papers required or helpful to obtain patents or copyrights in this or in other countries. If the Company is unable to secure my signature on any such documents after reasonable efforts, I hereby irrevocably appoint the Company, its successors and assigns, and any present or future officer thereof, as my true and lawful attorney with full power to execute any such documents from time to time in my name and on my behalf.

5. During my employment and for two years after termination of my employment, I will not, either directly or indirectly, either individually or jointly (i) solicit for employment any Company employee or (ii) attempt to induce or influence any person to leave the Company's employment.

6. If I voluntarily resign from the Company within six months from my date of employment of if the Company terminates my employment for any willful misrepresentation on my employment application, I promise to reimburse the Company for (i) that portion of any employment agency fee paid by the Company for my employment which is not recoverable from the agency in accordance with the agency's refund policy, and (iii) all expenses paid by the Company in connection with my relocation as a new employee.

7. During my employment I will not engage in any work or activity competitive with or adverse to the Company's interests, or combine with other Company employees or other parties for the purpose of organizing such competitive activity, or engage in any activities which conflict or interfere with my responsibilities as an employee of the Company.

8. I acknowledge that the agreements on my part contained in this Agreement are reasonable and necessary for the protection of the Company and that the Company could suffer irreparable injury if I breach any of my agreements. Therefore, I agree that the Company, in addition to any other remedy available to it, shall be entitled to injunctive relief in the event of any breach or threatened breach on my part of any of my agreements contained herein.

9. This agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee of the Company, or by a written document unless signed by an authorized officer of the Company. However, I agree that a court may modify any provision of this Agreement rather than hold the provision invalid or unenforceable to effectuate the provision's intent to the fullest extent possible, and if any provision of this Agreement is modified or held wholly or partly ineffective by any court, such holding shall not invalidate or render ineffective any other provision. This Agreement may be assigned by the Company to any succesors in business and is binding on my heirs or legal representatives.

10. This agreement is considered to have been made in Dallas, Texas, and the laws of the State of Texas shall govern this Agreement without regard to the place of execution or the place of performance thereof, except that, as to California employees, this Agreement shall not apply to assignment of an Invention which qualifies fully under the provisions of Section 2870 of the California Labor Code.

/s/
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Employee Signature                  Date


- ----------------------------------------
Witness                             Date


NOTICE TO EMPLOYEE: This agreement affects important rights. DO NOT sign it unless you have read it carefully, and are satisfied that you understand it completely.

Rev: 3/93